AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2002 REGISTRATION NO. 333-36442

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERMAN MILLER, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-0837640 (I.R.S. Employer Identification No.)

855 East Main Avenue
Zeeland, Michigan 49464-0302
(616) 654-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Christenson
Herman Miller, Inc.
855 East Main Avenue
Zeeland, Michigan 49464-0302
(616) 654-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael G. Wooldridge
Varnum, Riddering, Schmidt & Howlett LLP
333 Bridge St., N.W.
Grand Rapids, MI 49504
(616) 336-6000
Fax: (616) 336-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [     ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [     ]_______________

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]_______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [     ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

HERMAN MILLER

Deregistration

        This Registration Statement, effective June 2, 2000, registered such number of debt securities described in the Registration Statement No. 333-36442 in one or more offerings up to a total dollar amount equal to $300,000,000. We have sold a total of $175,000,000 worth of the debt securities so registered. Pursuant to this Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-36442, we are now deregistering, the remaining $125,000,000 worth of debt securities which remain unsold.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-36442 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Zeeland, State of Michigan, on this 13th day of September, 2002.

HERMAN MILLER, INC.
By:	/s/ Michael A. Volkema Michael A. Volkema President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-36442 has been signed by the following persons in the capacities indicated on September 13, 2002.

Signature	Title	Date
/s/ Michael A. Volkema Michael A. Volkema	President, Chief Executive Officer and Chairman of the Board	September 13, 2002
/s/ Elizabeth A. Nickels Elizabeth A. Nickels	Chief Financial Officer and Principal Accounting Officer	September 13, 2002
/s/ C. William Pollard * C. William Pollard	Director	September 13, 2002
/s/ Dorothy A. Terrell * Dorothy A. Terrell	Director	September 13, 2002
/s/ E. David Crockett * E. David Crockett	Director	September 13, 2002
David O. Ulrich	Director	September 13, 2002
/s/ J. Harold Chandler * J. Harold Chandler	Director	September 13, 2002
/s/ Lord Griffiths of Fforestfach * Lord Griffiths of Fforestfach	Director	September 13, 2002
/s/ Mary Vermeer Andringa * Mary Vermeer Andringa	Director	September 13, 2002
/s/ Thomas C. Pratt * Thomas C. Pratt	Director	September 13, 2002
/s/ Ruth A. Reister * Ruth A. Reister	Director	September 13, 2002
*By:	/s/ Elizabeth A. Nickels Elizabeth A. Nickels Attorney-in-Fact